UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 13, 2012
(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

8310 South Valley Highway, Suite 280 Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreements

On December 13, 2012, Midway Gold Corp. (“Midway”) closed the private placement of Series A Preferred Shares pursuant to the terms of the Share Purchase Agreements, Registration Rights Agreement and Side Letter, each dated November 21, 2012.  The material terms of the agreements are described in Item 1.01 of Midway’s Form 8-K filed on November 26, 2012 and are incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

On December 13, 2012, Midway closed a US$70,000,000 private placement of Series A Preferred Shares (the “Series A Preferred Shares”) to institutional accredited investors, including INV-MID, LLC, EREF-MID II, LLC and HCP-MID, LLC (the “Investors”).

Midway offered and sold 37,837,838 Series A Preferred Shares at a price of US$1.85 per share.  The Series A Preferred Shares are convertible into common shares of Midway on a one-for-one share basis.  An eight percent (8%) annual dividend, compounding monthly, payable quarterly, is payable on the Series A Preferred Shares, the first payment commencing on April 1, 2013 and each dividend payment payable thereafter on the first business day of each quarter commencing on July 2, 2013.  The quarterly dividend is payable in cash or in-kind in common shares of Midway at the option of Midway, subject to certain conditions.  The Series A Preferred Shares and common shares issuable upon conversion or for in-kind dividend payments are or will be “restricted securities” as defined in Rule 144(a)(3) of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”).

Neither the Series A Preferred Shares nor the common shares issuable upon conversion of or payable as dividends on the Series A Preferred Shares have been registered under the U.S. Securities Act or any state securities laws.  The offer and sale of the Series A Preferred Shares was exempt from registration under Section 4(a)(2) and Regulation D Rule 506 of the U.S. Securities Act.  The private placement was conducted with limitations on resale and no general solicitation.  The Series A Preferred Shares were offered and sold to institutional “accredited investors” (as defined in Rule 501(a) of Regulation D) pursuant to exemptions from such registration requirements.

In connection with the private placement, Midway entered into a Registration Rights Agreement with the Investors, under which Midway will register the Midway common shares issued or issuable upon conversion of the Series A Preferred Shares and upon payment of an in-kind dividend for resale under the U.S. Securities Act.  Under the Registration Rights Agreement, Midway has agreed, within 90 days after closing, to use all commercially reasonable efforts to prepare and file with the SEC a registration statement on Form S-3 (or such other form as available if Form S-3 is not available) and a Canadian prospectus covering the resale of all of the common shares issued or issuable upon conversion of the Series A Preferred Shares.  Midway will maintain the effectiveness of the registration statement until all such common shares have been sold or may be sold without registration under Rule 144 of the U.S. Securities Act without any limitation as to volume or manner of sale requirements.  The Registration Rights Agreement contains customary terms and conditions and does not provide for any specific cash settlement or liquidated damage payments.

Item 5.02  Departure/Election of Director

In connection with the provisions of the Side Letter, Nathaniel Klein, a member of Midway’s Board of Directors (the “Board”) and Vice President of Hale Capital Partners, L.P., resigned from the Board effective December 13, 2012.

Midway appointed Martin Hale, President of Hale Capital Partners, L.P., as a director to fill the vacancy on the Board resulting from Nathaniel Klein’s resignation.  Midway appointed Martin Hale to serve on the Corporate Governance and Nominating Committee, the Compensation Committee and the Budget/Work Plan Committee of Midway’s Board.

In connection with the private placement of the Series A Preferred Shares, Midway entered into a Side Letter which provides for the following:

Nomination Right:  Upon approval of a majority of the holders of common shares of Midway, the Preferred Governance Majority (initially HCP-MID, LLC until the Investors own less than 7,567,568 Series A Preferred Shares, then the holders of a majority of the Series A Preferred Shares) has the right to nominate one (1) director nominee (the “Preferred Holder Director”) for election to Midway’s Board to stand for election at each annual or special meeting of shareholders or action by written consent of shareholders at which directors will be elected.  Nathaniel Klein will be nominated as the initial the Preferred Holder Director to stand for election to Midway’s Board at the next annual shareholders meeting in 2013.  Mr. Klein shall maintain observation rights to the Board until his election to the Board at the next annual general meeting of Midway.

Budget/Work Plan Committee:  Midway formed a Budget/Work Plan Committee (the “Budget Committee”).  The Budget Committee consists of three non-executive directors, one of whom is the Preferred Holder Director or appointed by the Preferred Governance Majority, and the Chief Executive Officer (“CEO”) of Midway.  CEO Kenneth Brunk, Martin Hale, Roger Newell and John Sheridan were appointed to the Budget Committee.  The mandate of the Budget Committee is to review and approve the annual business and financing plans and capital and operating budgets (and any modifications of, or deviations from, such plans or budgets).  The Budget Committee chair is the CEO.  A majority of the members of the Budget Committee shall constitute a quorum for the transaction of business, and the unanimous vote of all members shall be required for all acts and approvals of the Budget Committee.  In the event that unanimous approval of the Budget Committee is not obtained for any matter with which the Budget Committee is authorized under its charter, the Preferred Holder Director and the CEO shall cooperate and work together in good faith to resolve any issues that the Budget Committee has identified as an impediment to their unanimous approval.  Budget Committee members shall serve until the successors shall be duly designated and qualified.  Except with respect to the Preferred Holder Director, any member may be removed at any time, with or without cause, by a majority of the Board then in office.  Any vacancy in the Budget Committee occurring for any cause may be filled by a majority of the Board then in office; provided however, that any vacancy created by the death, resignation, removal or disqualification of any Preferred Holder Director shall be filled by an eligible person designated by the Preferred Super Majority (initially, HCP-MID, LLC until the Investors own less than 3,783,784 Series A Preferred Shares, then the holders of a majority of the Series A Preferred Shares) as the Preferred Holder Director standing member of the Budget Committee.

Committee Appointments:  Martin Hale was appointed to Midway’s Corporate Governance and Nominating Committee, the Compensation Committee and the Budget Committee of Midway’s Board.

Item 5.03  Amendments to Articles of Incorporation

Midway amended its Notice of Articles and Articles by filing a Notice of Alteration with the British Columbia Registry of Corporations on December 13, 2012.

The amended Articles authorize the Series A Preferred Shares in the capital of Midway with certain terms, conditions, and rights (the “Series A Rights”).  (Terms not defined in this Item 5.03 have the meaning ascribed to them in the Series A Rights.)  Material provisions of the Series A Rights are as follows:

Voting:  Series A Preferred Shares will have the following voting rights:

Voting at Shareholder Meetings:  Series A Preferred Shares will be entitled to vote, on an as converted basis, at all meetings of Midway’s shareholders, except as otherwise required by law.

(a)
Approval of Certain Corporate Actions:  The consent or affirmative vote of the Preferred Super Majority (initially HCP-MID, LLC until the Investors own less than 3,783,784 Series A Preferred Shares, then the holders of a majority of the Series A Preferred Shares) is required for Midway to effect any of the following:

(i)	create a new class or series of shares equal or superior to the shares of such class;

(ii)	redeem or repurchase any shares of Midway except for purchases at cost upon termination of employment;

(iii)	a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Midway;

(iv)	change the special rights or restrictions attached to the Series A Preferred Shares;

(v)	amend or repeal of any provision of Midway’s Notice of Articles or Articles in a manner adverse to the holders of Series A Preferred Shares; or

(vi)
issue any additional Midway common shares or common share equivalents for less than the Conversion Price (initially US$1.85) applicable to the Series A Preferred Shares; except for any of the following:

1.	common shares pursuant to a Stock Split;

2.	securities issued upon exercise, conversion or exchange of existing and outstanding securities equivalents on the date hereof;

3.
options to acquire common shares (and common shares issuable upon exercise of such options) issued in accordance with any employee incentive stock option plan, or any amendment to a stock option plan, of Midway approved by the shareholders of Midway for Midway’s management, directors and employees where the exercise price or conversion price of such options is below the Conversion Price, but is not less than the closing price of the common shares at the time of such grant or issuance; provided, further, that the aggregate of such grants, issuances or sales per calendar year shall not exceed five percent (5%) of the issued and outstanding shares of common shares as of December 31 of such calendar year;

4.	common shares issued for the purpose of redeeming in full the Series A Preferred Shares in cash; or

5.	up to a maximum of 756,757 common shares to be used exclusively for real property acquisitions, including by way of a joint venture.

Director Appointment:  Upon approval of a majority of the holders of common shares of Midway, the Preferred Governance Majority (initially HCP-MID, LLC until the Investors own less than 7,567,568 Series A Preferred Shares, then the holders of a majority of the Series A Preferred Shares) have the right to nominate the Preferred Holder Director, to be elected by holders of the Series A Preferred Shares voting as a separate series at each annual or special meeting of shareholders of Midway or action by written consent of shareholders at which directors will be elected.  If Midway’s Board is increased beyond seven (7) members, increases shall occur in increments of two (2) and the Preferred Governance Majority will have the right to designate one (1) director nominee for election or appointment as director.  The Preferred Governance Majority has the right to fill any vacancy of the Preferred Holder Director position.  The director appointment rights terminate if there are less than 7,567,568 Series A Preferred Shares issued and outstanding.  These rights are subject to approval of the holders of a majority of the common shares of Midway.

Dividend Rights:  Series A Preferred Shares will be entitled to an annual 8% dividend, compounded monthly and payable quarterly in cash or, at the option of Midway and subject to certain conditions, in Midway common shares.  Dividends are payable beginning on April 1, 2013, and thereafter be paid on the first business day of each following quarter, beginning July 2, 2013.  Midway may elect to pay dividends in Midway common shares based on the closing price on NYSE MKT the day before the dividend is paid; provided that the issuance is an exempt purchase pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.  No dividend or other distribution greater than the Series A Preferred Dividend will be paid, declared or set apart for payment in respect of any common shares or shares of any other class ranking junior to the Series A Preferred Shares in respect of dividends (and the Series A Preferred Shares are deemed to rank senior to each class of shares that is created before it).

Liquidation Preference:  Series A Preferred Shares shall have a liquidation preference equal to 125% of the initial issue price of the Series A Preferred Shares in connection with certain liquidation events, including:

(a)	a voluntary or involuntary liquidation, dissolution or winding-up of Midway's affairs;

(b)
any merger, amalgamation, reorganization, arrangement, acquisition or other similar transaction of Midway with another person or entity, pursuant to which the holders of voting securities of Midway immediately prior to the transaction hold (assuming an immediate and maximum exercise/conversion of all derivative securities issued in the transaction), immediately after such transaction, directly or indirectly, less than 50% of the voting power to elect directors of Midway  resulting from the transaction (unless not deemed a liquidation event as provided in the Series A Rights);

(c)
a sale, lease, conveyance or other disposition of all or substantially all of the property or business of Midway (directly or through a subsidiary) or the sale of substantially all of the properties, title, or rights related to the properties owned by Midway’s U.S. subsidiary or U.S. affiliate in White Pine County, Nevada (unless not deemed a liquidation event as provided in the Series A Rights); or

(d)
Midway common shares are no longer listed or traded on any of the Toronto Stock Exchange, the TSX Venture Exchange, the New York Stock Exchange, Inc., the NYSE MKT LLC, the NASDAQ Global Select Market, the NASDAQ Capital Market or the OTC Bulletin Board.

Conversion Rights:  Series A Preferred Share have the following conversion terms:

Conversion:  Each Series A Preferred Share is convertible into one Midway common share, subject to adjustment for stock splits and capital reorganizations, at any time by the holder of Series A Preferred Shares.

Mandatory Conversion:  Midway has the right to force the conversion of the Series A Preferred Shares after 1 year, subject to certain conditions, including, but not limited to: (a) Midway common shares trade on the NYSE MKT or other eligible market above $3.70, as adjusted for stock splits and recapitalizations, for 20 consecutive trading days; (b) Midway common shares are registered for resale under the U.S. Securities Act or can be resold under Rule 144 without volume limitations; (c) no public announcement has been made of a pending or proposed liquidation event; (d) holders are not in possession of non-public material information; (e) no black-out period restricting the sale of Midway common shares; (f) the issuance is an exempt purchase pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended; (g) issuance of the common shares would not violate the rules of the NYSE MKT; and (h) the number of Series A Preferred Shares subject to the mandatory conversion will be calculated as of the date of the conversion based on the product of (i) the aggregate number of common shares issuable by Midway to all holders of Series A Preferred Shares upon such conversion multiplied by (ii) the average of the dollar volume-weighted average price for such common shares on NYSE MKT during the period beginning at 9:30:01 a.m., New York time and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function for each of the twenty (20) consecutive days immediately prior to the conversion shall not exceed 30% of the average of the aggregate dollar trading volume of common stock traded on the Toronto Stock Exchange, the TSX Venture Exchange, the New York Stock Exchange, Inc., the NYSE MKT LLC, the NASDAQ Global Select Market, the NASDAQ Capital Market and the OTC Bulletin Board for the five (5) consecutive trading days for each of the twenty (20) consecutive trading days immediately preceding the applicable conversion.

Mandatory Redemption:  Five (5) years after the date of issuance, Series A Preferred Shares are redeemable by either Midway or the holders of Series A Preferred Shares for cash at US$1.85 per share, as adjusted for stock splits and recapitalizations.  The redemption payment is payable in legal available funds within 30 days after a redemption notice.  If Midway is prohibited from redeeming Series A Preferred Shares, then Midway shall distribute all of the legal available funds to the holders of the Series A Preferred Shares and repay any amounts otherwise due in equal quarterly payments for the period of two (2) years from date on which redemption is demanded.

If the redemption is not completed during the two year period, the Preferred Super Majority may (i) voting as a single class (to the exclusion of the holders of all other securities and classes of capital stock of Midway), vote to elect such number of additional directors which shall constitute a majority of Midway’s Board of Directors, and the number of directors constituting Midway’s Board shall automatically be increased as necessary, and (ii) in the event it is not permitted, the Preferred Super Majority may sell, as may be permitted by applicable law, on behalf of Midway the assets of Midway, in its discretion, that are sufficient to redeem the

Item 7.01  Regulation FD

On December 13, 2012, Midway issued a press release announcing the closing of the private placement.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  In accordance with General Instruction B.6 of Form 8-K, the information set forth in herein and in the press release shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits

10.1	Share Purchase Agreement*
10.2	Registration Rights Agreement*
10.3	Side Letter*
3.1	Articles and Notice of Alteration for Series A Rights
99.1	Press Release

* Previously filed on Form 8-K dated November 26, 2012, and incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: December 13, 2012	By:	/s/ Kenneth A. Brunk
Kenneth A. Brunk Chairman, President and CEO

EXHIBIT INDEX

Exhibit	Description
10.1	Share Purchase Agreement*
10.2	Registration Rights Agreement*
10.3	Side Letter*
3.1	Articles and Notice of Alteration for Series A Rights
99.1	Press Release

* Previously filed on Form 8-K dated November 26, 2012, and incorporated by reference.